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                                                                     Exhibit 7.7

                 THIRD AMENDED AND RESTATED SECURITY AGREEMENT

         THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made and entered into as of the ____ day of August, 1996, by and among SIRROM INVESTMENTS, INC., a Tennessee corporation (the "Grantor"), and FIRST UNION NATIONAL BANK OF TENNESSEE, a national banking association organized under the laws of the United States ("First Union"), as agent (in such capacity, the "Agent") for the benefit of itself and the financial institutions (the "Lenders") who are or may become party to the Loan Agreement (as hereinafter defined).

                              STATEMENT OF PURPOSE

         Pursuant to the Assignment and Assumption Agreement dated as of __________, 1996 between the Guarantor and the Borrower, the Guarantor has transferred all of its rights and obligations under the Third Amended and Restated Loan Agreement dated as of December 27, 1995, as amended, by and among the Guarantor, as borrower, the Lenders party thereto, and the Agent (the "Existing Loan Agreement"), and the documents executed in connection therewith, to the Borrower, and the Borrower has assumed all of such rights and obligations.

         Pursuant to the terms of the Fourth Amended and Restated Loan Agreement of even date herewith by and among the Grantor, as Borrower, Sirrom Capital Corporation, as Guarantor, the Lenders, and the Agent (as amended, modified, or otherwise supplemented, the "Loan Agreement"), the Lenders have agreed to amend and restate the Existing Loan Agreement in order to transfer the rights and obligations of the Guarantor, as borrower, to the Grantor and to extend Loans to the Grantor in the principal amount of up to $50,000,000 (as may be increased pursuant to Section 2.8 of the Loan Agreement, the "Loans").

         The Agent and the Lenders, as a condition precedent to making the Loans and an inducement therefor, have required the execution of this Agreement in order to amend and restate the terms and conditions of the Security Agreement dated December 23, 1994 between the Guarantor and First Union, as amended and restated by the Amended and Restated Security Agreement dated February 1, 1995, the First Amendment to Amended and Restated Security Agreement dated June 13, 1995 and the Second Amended and Restated Security Agreement dated December 27, 1995 (the "Existing Security Agreement").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each to the other, the parties do hereby agree to amend and restate the Existing Security Agreement in its entirety as follows:
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         1.  Definitions.  Terms defined in the Loan Agreement and not otherwise defined herein, when used in this Agreement, including its preamble and recitals, shall have the respective meanings provided for in the Loan Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

         "Accounts" means all "accounts" (as defined in the UCC) of the Grantor, including without limitation all present or future accounts receivable, all rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, whether or not earned by performance, all rights in any merchandise or goods which any of the same may represent, all notes receivable, book debts, notes, bills, drafts, acceptances, choses in action, contract rights, instruments and documents and all sums of money due or to become due thereon and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.

         "Collateral" shall have the meaning given thereto in Section 3 hereof.

         "Copyright License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Copyright.

         "Copyrights" means, collectively, all of the following of the Grantor:
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "Documents" means all "documents" (as defined in the UCC) or other receipts of the Grantor covering, evidencing or representing goods.

         "Equipment" means all "equipment" (as defined in the UCC) of the Grantor and all other machinery, equipment and goods (other than Inventory) of the Grantor used or bought for use primarily in the business of the Grantor, including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

         "Fixtures" shall mean all "fixtures" (as defined in the UCC) of the Grantor.





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         "General Intangibles" means all "general intangibles" (as defined in the UCC) of the Grantor, including, without limitation, all rights to indemnification, and all rights, title and interest which the Grantor may now or hereafter have in or under all contracts (other than contracts described in the definition of Accounts), agreements, permits, licenses, causes of action, franchises, tax refund claims, customer lists, Intellectual Property, license royalties, goodwill, trade secrets, data bases, business records, and all other intangible property of every kind and nature.

         "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) of the Grantor, including, without limitation, instruments, chattel paper and letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances.

         "Intellectual Property" means, collectively, all of the following of the Grantor: (a) all systems software and applications software, including, but not limited to, screen displays and formats, program structures, sequence and organization, all documentation for such software, including, but not limited to, user manuals, flowcharts, programmer's notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents, Patent rights and Patent applications, Copyrights and Copyright applications, Trademarks, Trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of Trademarks, trade names and service marks, and Trademark, trade name and service mark registrations and Patent Licenses, Trademark Licenses, Copyright Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of the Grantor necessary for the conduct of its business.

         "Inventory" means all "inventory" (as defined in the UCC) of the Grantor, including without limitation, all raw materials, inventory and other materials and supplies, work-in-process, finished goods, all accessions thereto, documents therefor and any





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products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

         "Patent License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any invention on which a Patent is in existence.

         "Patents" means, collectively, all of the following of the Grantor:
(a) all patents and patent applications including all patentable inventions;
(b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "Proceeds" means all proceeds (as defined by the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, Inventory, Documents, Fixtures, Instruments, General Intangibles, Equipment and Vehicles.

         "Security Interests" means the security interests granted pursuant to
Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

         "Trademark License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Trademark.

         "Trademarks" means, collectively, all of the following of the Grantor:
(a) all Trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision of any thereof; (b) all reissues, extensions and renewals of any of the





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foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment of the Grantor and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing.

          2. Creation of Security Interests. As collateral security for the due and punctual payment and performance by the Grantor of the Obligations under the Loan Agreement (the "Secured Obligations"), the Grantor hereby sets over, transfers, hypothecates, grants, assigns, pledges and conveys to the Agent, for the ratable benefit of itself and the Lenders, a continuing first priority security interest in and to and assigns to the Agent, for the ratable benefit of itself and the Lenders, the Collateral more particularly described and defined in Section 3 hereof.

          3. Collateral. The collateral (collectively, the "Collateral") of this Agreement consists of:

              (i)         Accounts;

             (ii)         Inventory;

            (iii)         Documents;

             (iv)         Equipment;

              (v)         Fixtures;

             (vi)         Instruments;

            (vii)         General Intangibles;

           (viii)         Vehicles





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             (ix)         All books and records (including, without limitation,
         customer lists, credit files, computer programs, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral;

              (x) All other goods and personal property of the Grantor, whether tangible or intangible; and

             (xi) All products and Proceeds of all or any of the Collateral described in clauses (i) through (x) hereof.

together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

         4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of the Grantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Grantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

         5.      Protection of Security Interest.

         (a) The Grantor will, upon request of the Agent or the Required Lenders, execute such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by the Agent or the Required Lenders) and do such other acts and things, all as the Agent or the Required Lenders may from time to time request to establish and maintain valid perfected security interests in the Collateral to secure the payment of the Secured Obligations. The Grantor hereby constitutes and appoints the Agent (and the president, any vice president or any assistant vice president of the Agent from time to time) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special





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power of attorney coupled with an interest and shall be irrevocable by the
Grantor.

         (b) There is no financing statement now on file in any public office relating to all or any portion of the Collateral, and so long as any amount remains unpaid on any of the Secured Obligations, the Grantor shall not execute and there shall not be on file in any public office any financing statement or statements describing or attempting to describe the Collateral secured herein, except for financing statements describing Liens permitted by
Section 9.3 of the Loan Agreement. The Grantor shall, at the request of the Agent or the Required Lenders, execute financing statements, continuation statements, or statements of change pursuant to the Uniform Commercial Code as in effect in the applicable jurisdictions of the United States (the "UCC") or such other documents as may be required under any other Applicable Law, and pay the fee for filing the same in all public offices where filing may be deemed necessary by the Agent or the Required Lenders.

         (c) The Grantor will furnish the Agent and each Lender such information concerning the Grantor and the Collateral as the Agent or the Required Lenders may from time to time reasonably request.

         (d) The Grantor will, concurrently with the granting of this security interest in the Collateral, place notations on its books and records disclosing the security interest of the Agent and the Lenders in such Collateral.

         (e) The Grantor will reimburse the Agent or any Lender for all out-of-pocket expenses, including reasonable attorneys' fees and disbursements, incurred by the Agent or any Lender in seeking to collect or enforce any rights hereunder, and, in case of any Event of Default (as defined in the Loan Agreement) incurred by the Agent or any Lender in seeking to enforce its rights hereunder.

         6. As to Equipment and Inventory; Place of Business. The Grantor shall:

         (a) Deliver written notice to the Agent at least thirty (30) days prior to (i) establishing any location of Equipment or Inventory (other than the places specified in Section 9(a) hereof) outside the state in which such Equipment and Inventory are located and at which it reasonably expects to maintain Inventory and/or Equipment or (ii) establishing any chief place of business or other chief executive office (other than the address specified in Section 9(a) hereof), in which jurisdictions all action required by Section 5(a) hereof shall have been taken.

         (b) Subject to the provisions of the Loan Agreement (i) maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to





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casualty, all of the Equipment material to its operations, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete, and consistent with past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end, and (ii) promptly furnish to the Agent, with a copy for each Lender, a statement respecting any material loss or damage as a result of a single occurrence to any of the Equipment or Inventory.

         7.  As to Accounts.

         (a) The Grantor shall keep its chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the locations therefore specified in Section 9(a) hereof or, upon thirty (30) days prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5(a) hereof shall have been taken with respect to the Accounts. The Grantor shall hold and preserve such records and chattel paper and shall permit representatives of the Agent to inspect and make abstracts from such records and chattel paper in accordance with the terms of the Loan Agreement.

         (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Grantor under the Accounts and, prior to the occurrence of an Event of Default, the Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, upon the occurrence and during the continuation of an Event of Default, the Grantor shall take such action as the Agent or the Required Lenders may deem necessary or advisable to enforce collection of the Accounts; provided, that upon the occurrence and during the continuance of an Event of Default, and upon written notice by the Agent or the Required Lenders to the Grantor of its intention so to do, the Agent or its designee shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and the Lenders and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent, for the ratable benefit of itself and the Lenders, and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be





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received in trust for the benefit of the Agent and the Lenders hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent, for the ratable benefit of itself and the Lenders, in the same form as so received (with any necessary endorsement) to be applied as provided by Section 3.5 of the Loan Agreement hereof, and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         8. Agent's and Lenders' Rights and Remedies Upon Default. Upon the occurrence of any Event of Default:

         (a) The Agent may, and upon the request of the Required Lenders, the Agent shall, declare all of the Secured Obligations, whether evidenced herein or secured hereby, to be due and payable, without notice (except as otherwise provided for in the Loan Agreement).

         (b) The Agent may, and upon the request of the Required Lenders, the Agent shall, exercise on behalf of itself and the Lenders all of the rights granted by this Agreement and all of the rights and remedies of a secured party under the UCC and under any other Applicable Law and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent and the Lenders at a place to be designated by the Agent which is reasonably convenient to the parties and (ii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at the Agent's office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Agent or any Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any instrument included in the Collateral to parties who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any such Collateral. To the extent permitted by law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter in force. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to the Grantor of the time and place of any public sale or the time





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after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (c) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and then or at any time thereafter applied in whole or in part by the Agent against all or any part of the Secured Obligations in such order as is provided in Section 3.5 of the Loan Agreement.

         (d) In addition to the other rights of the Agent hereunder, the Agent is hereby granted a license or other right to use, without charge, the Grantor's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for sale and selling any Collateral.

         (e) All payments received by the Grantor under or in connection with any of the Collateral shall be held by the Grantor in trust for the Agent and the Lenders, shall be segregated from other funds of the Grantor and shall, forthwith upon receipt by the Grantor, be turned over to the Agent, for the ratable benefit of itself and the Lenders, in the same form as received by the Grantor (duly endorsed to the Agent, if required).

         (f) To the extent permitted by Applicable Law, the Grantor waives all claims, damages and demands against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Agent or any Lender. To the extent permitted by Applicable Law, no claim may be made by the Grantor or any other party against the Agent, any Lender, or the directors, officers, employees, attorneys or agents of the Agent or any Lender for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (g) The Grantor will, at the request of the Agent, take all actions necessary under the Assignment of Claims Act, 31 U.S.C.





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Section 3727 and 41 U.S.C. Section 15 (the "Assignment of Claims Act"), to
permit the Agent to receive, for the ratable benefit of itself and the Lenders, payments directly from the United States government.

         (h) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

         9. Additional Agreements and Affirmations. The Grantor agrees, affirms, represents and warrants that:

         (a)     As of the date of this Agreement, (i) the locations listed on
Schedule 1 attached hereto and incorporated herein by reference constitute all locations at which Inventory, Equipment or chattel paper evidencing the Collateral is located, except for Inventory and Equipment in transit; (ii) the chief executive office of the Grantor, where the Grantor keeps its records concerning the Collateral, is located at the address set forth in Section 12(h) hereof for the Grantor; and (iii) all records concerning any Account and all originals of all writings which evidence any Account are located at the addresses listed on Schedule 2 attached hereto and incorporated herein by reference;

         (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for those permitted by Section
9.3 of the Loan Agreement (the "Permitted Liens"). As of the date of this Agreement, the Grantor currently conducts business only under its own name. Except as set forth on Schedule 3 attached hereto and incorporated herein by reference, neither the Grantor nor any predecessor has, during the preceding five (5) years, been known as or used any other corporate or fictitious name;

         (c) The Grantor has exclusive possession and control of the Equipment and Inventory except for (i) Equipment in the possession and control of the Grantor's lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice, (ii) Equipment and Inventory in transit with common or other carriers, and (iii) Equipment and Inventory in the possession of a bailee, which has been disclosed to and approved in writing by the Agent;

         (d) Appropriate financing statements have been filed in the necessary jurisdictions with respect to the Collateral as to which financing statements are required to be filed, so that the security interest granted pursuant to this Agreement, to the extent it may be perfected by filing financing statements in the necessary jurisdictions, constitutes a valid, continuing and perfected security interest in and lien on the Collateral to the extent a security interest can be created therein under the UCC, securing the payment of the Secured Obligations, subject only to the





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Permitted Liens.  All other actions necessary or requested by the Agent to perfect and protect such security interest in each item of Collateral have been duly taken;

         (e) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the grant of the security interest in the Collateral by the Grantor hereby or for the execution, delivery or performance of this Agreement by the Grantor, or (B) for the exercise by the Agent or any Lender of any rights or remedies in respect of the Collateral hereunder except as may be required for the Agent to receive payments directly from the United States government under the Assignment of Claims Act;

         (f) Information supplied and statements made by the Grantor in any financial, credit or accounting statement or application for credit prior to or pursuant to this Agreement are true and correct in all material respects; and

         (g) The Grantor is and will be the lawful owner of all Collateral; the Grantor has full power and authority to execute this Agreement and to perform its obligations hereunder; the Grantor has not made, nor will it at any time make, any agreement which prohibits or restricts the pledging or creation of Liens upon the Collateral, or which creates a Lien on the Collateral prior to the security interest herein provided to the Agent other than Permitted Liens; and all information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Grantor to the Agent or any Lender, is and will be true and correct as of the date furnished.

         10. Concerning the Agent. The provisions of Article XII of the Loan Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Loan Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

                 (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders (or, when expressly required by this Agreement or the Loan Agreement, all the Lenders) or, in the absence of such instructions, in accordance with its discretion.

                 (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Grantor.

         12. Appointment of Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Loan Documents, the Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral agent or agents, jointly with the Agent or separately, on behalf of the Agent and the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such collateral agent similar to the provisions of Section 10 hereof).

         11.     Miscellaneous.

         (a) The Agent and the Lenders shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on their part in refraining from so doing at any time. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and made in accordance with Section 13.12 of the Loan Agreement, and no waiver or omission to act by the Agent or any Lender shall operate as a waiver of any other default or Event of Default, or of the same default or Event of Default at a future time, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude any other or future exercise of that or of any other right or remedy. The provisions, rights and remedies hereof are cumulative to and concurrent with those of all other agreements and documents held by the Agent and the Lenders in connection with the indebtedness herein described. Time is of the essence of this Agreement.

         (b) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations and the termination of the Loan Agreement, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders, subject to the terms and conditions of the Loan Agreement. The Agent or any Lender may, in accordance with the terms of the Loan Agreement, assign or otherwise transfer any rights and obligations under the Loan

Agreement or any rights in Collateral held by it to any other party, and such other party shall thereupon become vested with all the benefits in respect thereof granted to the Agent or the Lender, as applicable, herein or otherwise. Nothing set forth herein or in any other Loan Documents is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Documents or any Collateral. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor. Upon the payment in full of the Secured Obligations and the termination of the Loan Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon the termination of any such security interest, or upon the Agent's release of any of the Collateral in accordance with the terms of the Loan Agreement, the Agent shall promptly return to the Grantor, at the Grantor's expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof.
The Agent will, at the Grantor's expense, execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination or release, as the case may be.

         (c) Use of the neuter pronoun herein shall include the masculine and feminine, and use of the singular pronoun shall include the plural. All rights of the Agent and the Lenders shall inure to the benefit of their respective successors and assigns and such successors and assigns shall have all privileges, rights and remedies afforded the Agent and the Lenders hereunder or as otherwise provided by law; and all obligations of the Grantor shall bind its respective successors and assigns.

         (d) This Agreement, unless otherwise expressly set forth herein, shall be governed by and construed and enforced in accordance with, the laws of the State of North Carolina.

         (e) The Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12(h) hereof. Nothing in this
Section 12(e) shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdictions.

         (f) NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW, THE AGENT AND EACH LENDER BY THEIR ACCEPTANCE OF THIS AGREEMENT OR THE BENEFITS HEREOF AND THE GRANTOR EACH HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (g) (i) Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Nashville, Tennessee.
The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

         (ii) Notwithstanding the preceding binding arbitration provisions, the Agent and the Lenders preserve, without diminution, certain remedies that the Agent and the Lenders may employ or exercise freely, either alone, in conjunction with or during a Dispute. The Agent and the Lenders shall have and hereby reserve the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property,
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (h) Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing) or if sent prepaid by certified or registered mail, on the third Business Day after the day on which mailed, or if sent prepaid by Federal Express (or a comparable overnight delivery service), on the first Business Day after the day on which mailed, addressed to such party at such address:

         The Grantor:                  Sirrom Investments, Inc.
                                       500 Church Street, Suite 200
                                       Nashville, Tennessee 37219
                                       Attention:  Mr. Carl W. Stratton
                                       Telephone No.:  (615) 256-0701
                                       Telecopy No.:   (615) 726-1208

         With copies to:               Caldwell & Caldwell
                                       500 Church Street, Suite 200
                                       Nashville, Tennessee 37219
                                       Attention:  Maria-Lisa Caldwell, Esq.
                                       Telephone No.:  (615) 256-9886
                                       Telecopy No.:   (615) 256-9958

         If to First Union             First Union National Bank of Tennessee
         as Agent:                     150 Fourth Avenue North
                                       Nashville, Tennessee 37219
                                       Attention:  Andrew C. Tompkins,
                                                   Vice President
                                       Telephone No.: (615) 251-9351
                                       Telecopy No.: (615) 251-0893

                                                       and

                                       First Union National Bank of North
                                         Carolina
                                       One First Union Center, TW-10
                                       301 South College Street
                                       Charlotte, North Carolina  28288-0735
                                       Attention:  Syndication Agency Services
                                       Telephone No.: (704) 383-0281
                                       Telecopy No.: (704) 383-0288

         If to any Lender:             To the Address set forth on Schedule 1 to
                                         Loan Agreement

Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

         (i) This Agreement is subject to the terms and conditions of the Intercreditor Agreement of even date by and among the Agent, the Small Business Administration and First American Trust Company.

         IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed under seal by its duly authorized officers as of the day and year first above written.


                                               SIRROM INVESTMENTS, INC.,
                                               a Tennessee corporation

[CORPORATE SEAL]

ATTEST:
                                               By:
                                                   -----------------------------
----------------------                             Name:
        Secretary                                        -----------------------
-------                                            Title:             President
                                                          -----------

                                   SCHEDULE 1
                                       TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                     FIRST UNION NATIONAL BANK OF TENNESSEE
                          DATED AS OF __________, 1996


                     [Location of Inventory and Equipment]

                                   SCHEDULE 2
                                       TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                     FIRST UNION NATIONAL BANK OF TENNESSEE
                          DATED AS OF __________, 1996


                     [Location of Information on Accounts]

                                   SCHEDULE 3
                                       TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT
                                    BETWEEN
                            SIRROM INVESTMENTS, INC.
                                      AND
                     FIRST UNION NATIONAL BANK OF TENNESSEE
                          DATED AS OF __________, 1996


                                 [Prior Names]

                                    ANNEX I
                            (to Security Agreement)


                         SECURITY AGREEMENT SUPPLEMENT


         SECURITY AGREEMENT SUPPLEMENT, dated as of __________, 19__, (the "Supplement"), made by [INSERT NAME OF NEW SUBSIDIARY], a corporation organized under the laws of __________ (the "New Grantor"), in favor of FIRST UNION NATIONAL BANK OF TENNESSEE, as agent (in such capacity, the "Agent") under the Loan Agreement (as defined in the Security Agreement referred to below) for the ratable benefit of itself and the Lenders (as so defined).

         1. Reference is hereby made to the Third Amended and Restated Security Agreement dated as of __________, 1996 (as amended, supplemented or otherwise modified as of the date hereof, the "Security Agreement"), made by Sirrom Investments, Inc., a corporation organized under the laws of Tennessee, as grantor, in favor of the Agent for the benefit of itself and the Lenders. This Supplement supplements the Security Agreement, forms a part thereof and is subject to the terms thereof. Capitalized terms used and not defined herein shall have the meanings given thereto or referenced in the Security Agreement.

         2. In order to secure the Loan Agreement in accordance with the terms thereof, and to secure the payment and performance of all of the Secured Obligations, the New Grantor hereby grants to the Agent, for the ratable benefit of itself and the Lenders, a continuing security interest in and to all of the Grantor's estate, right, title and interest in and to all Collateral whether now or hereafter owned or acquired by the New Grantor or in which the Grantor now have or hereafter have or acquire any rights, and wherever located (the "New Collateral").

         3. The Security Interests are granted as security only and shall not subject the Agent or any Lender to, or transfer to the Agent or any Lender, or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

         4. The New Grantor hereby agrees that it is a party to the Security Agreement as if a signatory thereof on the Closing Date of the Loan Agreement, and the New Grantor shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The New Grantor agrees that "Collateral" as used therein shall include all New Collateral pledged pursuant hereto and the Security Agreement and "Security Agreement" or "Agreement" as used therein shall mean the Security Agreement as supplemented hereby.

         5. Attached hereto are (i) a Perfection Certificate in the form of the Perfection Certificate delivered to the Agent on the Closing Date and
(ii) updated Schedules 1, 2 and 3 to the Security Agreement revised to include all required information with respect to the New Grantor.

         6. The New Grantor hereby acknowledges it has received a copy of the Security Agreement and that it has read and understands the terms thereof.

         7. The New Grantor hereby agrees that it shall deliver to the Agent such UCC Financing Statements and all other certificates or other documents and take such action as the Agent shall reasonably request in order to effectuate the terms hereof and the Security Agreement.

         IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.


[CORPORATE SEAL]                         [INSERT NAME OF NEW SUBSIDIARY]


                                         By:
                                            --------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------





                                       24